EXHIBIT 99.1

Contact:	Frank Perez
Chief Financial Officer
615-599-2274

TENNESSEE COMMERCE BANCORP REPORTS
NET INCOME OF $1.3 MILLION FOR FOURTH QUARTER

Nonperforming Loans Down Substantially
Net Interest Margin Increases

FRANKLIN, Tenn. – (January 19, 2010) – Tennessee Commerce Bancorp, Inc. (NASDAQ: TNCC) today reported financial results for the fourth quarter ended December 31, 2009.  The Company reported net income available to common shareholders of $1.3 million, or $0.27 per diluted share, for the fourth quarter of 2009.

“Tennessee Commerce’s fourth quarter results highlight the progress we made in growing our net interest income, expanding net interest margin and improving credit quality this year,” stated Mike Sapp, President and Chief Executive Officer of Tennessee Commerce Bancorp.  “Our earnings gained momentum in the fourth quarter and marked our highest level of net interest income, operating income and net income this year despite the continued weakness in the economy.

“We made substantial progress in improving our credit quality during the second half of 2009,” continued Mr. Sapp.  “Total nonperforming loans dropped 32.2% to $20.5 million compared with $30.2 million in the third quarter of this year and were at their lowest level in the past five quarters.  The continued improvement in credit quality was reflected in our reporting the lowest level of net charge-offs this year.  We believe our excellent results highlight our focus on the business banking market as well as the strength of our core market in Middle Tennessee.”

Fourth Quarter Highlights

•	Nonperforming loans dropped 32.2% to $20.5 million, the lowest amount in five quarters
•	Ranked top 1% in nation for total revenues per employee at $476,000
•	Net interest income increased 34.4% to a record $13.2 million
•	Net interest margin improved to 4.18%, the highest level in fifteen quarters
•	Total deposits increased 16.2% to a record $1.2 billion
•	Operating efficiency ratio was 42.01%, one of the best in the industry
•	Raised $3.2 million in new capital in a registered direct stock offering
•	Ranked #1 in deposit share in home market of Williamson County and Franklin, Tennessee

“Our net interest income set a new quarterly record at $13.2 million due to record earning assets and significant growth in our net interest margin to 4.18%,” stated Frank Perez, Chief Financial Officer of Tennessee Commerce Bancorp.  “This was our fourth consecutive quarterly increase in our margin and reflects our focus on improving loan yields and reducing our funding costs.

“We made solid progress in growing our net interest margin over the past year,” continued Mr. Perez.  “Our funding costs for deposits were down 139 basis points since the fourth quarter of last year while our yield on loans was down only 54 basis points.  These changes contributed to the 57 basis point increase in our net margin from the linked third quarter of 2009 and 70 basis point improvement from the fourth quarter of last year.”

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TNCC Reports Net Income of $1.3 Million for Fourth Quarter

January 19, 2010

Provision for loan losses was $4.2 million for the fourth quarter of 2009 which exceeded our net charge offs by $225,000.  At the end of the fourth quarter 2009, the allowance for loan losses was $19.9 million, or 1.7% of loans. The coverage ratio of allowance to nonperforming loans improved significantly to 97.2%, up from 65.2% in the third quarter of 2009 and 44.3% in the fourth quarter of 2008.

“We made significant progress in reducing our non-performing loans in the latest quarter,” continued Mr. Perez.  “We reported a decrease in nonaccrual loans, loans 90+ days past due and other real estate owned.  We remain focused on improving our credit metrics and expect this will translate into improved earnings in future quarters.”

Non-interest loss was $1.4 million for the fourth quarter of 2009 compared with non interest income of $1.4 million in the third quarter of 2009 and $2.9 million in the fourth quarter of 2008.  The loss was primarily due to loss on repossessions and loan buybacks exceeding gains on loan sales.  Demand for loan sales has been down due to the soft economy. Sales of loan pools and loan participations in the fourth quarter of 2009 generated $396,000 in gains and were offset by $1.4 million in losses on loan sales due to loss on sale of one loan combined with fee reversals on buy-backs of small ticket loan pools.

Non-interest expenses declined to $5.0 million or 3.9% in the fourth quarter of 2009 when compared to $5.2 million in the fourth quarter of 2008.

Total risk-based capital was 10.81% for the holding company and 10.63% for the bank compared with regulatory requirements of 10.0% for a well-capitalized bank and minimum regulatory requirements of 8.0%.  Tier 1 capital was 9.55% for the holding company and 9.37% for the bank, both well above the requirement of 6.0% for a well-capitalized bank and minimum regulatory requirements of 4.0%.

Tennessee Commerce completed a registered direct stock offering effective December 18, 2009, and sold 903,394 shares and raised net proceeds of $3.2 million.  The common stock was offered without a placement agent, underwriter, or broker/dealer.

Tennessee Commerce’s efficiency ratio was 42.01% in the fourth quarter of 2009 and was one of the best in the industry.  At year-end 2009, our asset-to-employee ratio exceeded $15 million and was over three times higher than the average bank in the US while the ratio of revenues per employee totaled $476,000 and was ranked in the top 1% of the nation.

2009 Results

Net loss available to common shareholders was $7.1 million, or $1.50 per diluted share, for 2009 compared with net income of $7.8 million, or $1.60 per diluted share, in 2008.  The 2009 loss was primarily due to higher charge offs in the first half of 2009 combined with significant additions to the allowance for loan losses.  In addition, the 2009 results include $1.5 million in preferred dividends.  No comparable dividend payments were paid in 2008.

Net interest income rose 28.5% to $44.9 million in 2009 compared with $35.0 million in 2008.  Net interest margin increased 23 basis points to 3.66% in 2009 period compared with 3.43% in 2008.

Provision for loan losses was $31.0 million in 2009 compared with $9.1 million in 2008.

Non interest loss for 2009 was $1.6 million compared with non interest income of $4.3 million in 2008.  The 2009 non interest loss was due primarily to $1.9 million in losses on loan sales and repossessed assets.

Non-interest expenses rose to $21.3 million in 2009 compared with $17.6 million in 2008. The increase was due primarily to higher costs associated with other real estate owned, repossessed assets, increased collection efforts and increased costs of FDIC insurance and special assessments.

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TNCC Reports Net Income of $1.3 Million for Fourth Quarter

January 19, 2010

Art Helf Retires as Chairman of Tennessee Commerce

Tennessee Commerce announced the retirement of Arthur Helf, co-founder of Tennessee Commerce, effective December 31, 2009.  Mr. Helf had served as Chairman of the Board and Chief Executive Officer from 2000 until his retirement.  He will continue as a Board member of Tennessee Commerce.  The Board of Directors elected Michael Sapp, a co-founder of Tennessee Commerce with Mr. Helf, as Chairman and Chief Executive Officer in addition to his title of President.

Fourth Quarter Conference Call

Tennessee Commerce will provide an online, real-time webcast and rebroadcast of its fourth quarter results conference call to be held January 20, 2010.  The live broadcast will be available online at www.tncommercebank.com under investor relations tab as well as www.streetevents.com beginning at 11:00 a.m. (Eastern Time).  The on-line replay will follow immediately and continue for 30 days.

About Tennessee Commerce Bancorp, Inc.

Tennessee Commerce Bancorp, Inc. is the parent company of Tennessee Commerce Bank.  The Company celebrated its tenth anniversary on January 14, 2010.  The Bank provides a wide range of banking services and is primarily focused on business accounts.  Its corporate and banking offices are located in Franklin, Tennessee, and it has loan production offices in Atlanta, Birmingham and Minneapolis.  Tennessee Commerce Bancorp's stock is traded on the NASDAQ Global Market under the symbol TNCC.

Additional information concerning Tennessee Commerce can be accessed at www.tncommercebank.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, descriptions of Tennessee Commerce Bancorp’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “outlook,” “estimate,” “continue,” “predict,” “project”, “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.  Factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Tennessee Commerce’s business, competition, government legislation and policies, ability of Tennessee Commerce to execute its business plan, including, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of our internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date of this press release, and Tennessee Commerce undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.  Tennessee Commerce is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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TNCC Reports Net Income of $1.3 Million for Fourth Quarter

January 19, 2010

TENNESSEE COMMERCE BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 (UNAUDITED) AND DECEMBER 31, 2008

(Dollars in thousands except share data)	2009	2008
ASSETS
Cash and due from financial institutions	$22,864	$5,260
Federal funds sold	15,010	35,538
Cash and cash equivalents	37,874	40,798

Securities available for sale	93,668	101,290

Loans	1,171,301	1,036,725
Allowance for loan losses	(19,913)	(13,454)
Net loans	1,151,388	1,023,271

Premises and equipment, net	1,967	2,330
Accrued interest receivable	9,711	8,115
Restricted equity securities	2,169	1,685
Income tax receivable	—	4,430
Other assets	86,655	36,165

Total assets	$1,383,432	$1,218,084

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest-bearing	$30,111	$24,217
Interest-bearing	1,212,431	1,044,926
Total deposits	1,242,542	1,069,143

FHLB advances	—	—
Federal funds purchased	—	—
Accrued interest payable	1,430	3,315
Accrued dividend payable	187	—
Short-term borrowings	10,000	10,000
Accrued bonuses	—	917
Deferred tax liability	5,146	8,695
Other liabilities	4,637	1,069
Long-term subordinated debt	23,198	23,198
Total liabilities	1,287,140	1,116,337
Shareholders’ equity
Preferred stock, 1,000,000 shares authorized; 30,000 shares of $0.50 par value Fixed Rate Cumulative Perpetual, Series A issued and outstanding at December 31, 2009 and December 31, 2008, respectively	15,000	15,000
Common stock, $0.50 par value; 20,000,000 shares authorized at December 31, 2009 and 10,000,000 shares authorized at December 31, 2008; 5,646,338 and 4,731,696 shares issued and outstanding at December 31, 2009 and December 31, 2008, respectively	2,845	2,366
Common stock warrants	453	453
Additional paid-in capital	63,225	59,946
Retained earnings	16,056	23,180
Accumulated other comprehensive income	(1,287)	802
Total shareholders’ equity	96,292	101,747

Total liabilities and shareholders’ equity	$1,383,432	$1,218,084

(1) The balance sheet at December 31, 2008 has been derived from the audited consolidated financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements.

See accompanying notes to consolidated financial statements.

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TNCC Reports Net Income of $1.3 Million for Fourth Quarter

January 19, 2010

TENNESSEE COMMERCE BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008
THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(UNAUDITED)

	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
(Dollars in thousands, except share data)	2009	2008	2009	2008
Interest income
Loans, including fees	$75,770	$71,101	$19,866	$18,976
Securities	5,325	4,717	1,236	1,319
Federal funds sold	13	160	1	12
Total interest income	81,108	75,978	21,103	20,307

Interest expense
Deposits	34,213	39,271	7,406	9,931
Other	1,979	1,756	496	557
Total interest expense	36,192	41,027	7,902	10,488

Net interest income	44,916	34,951	13,201	9,819

Provision for loan losses	31,039	9,111	4,300	3,321

Net interest income after provision for loan losses	13,877	25,840	8,901	6,498

Non-interest income
Service charges on deposit accounts	157	122	25	33
Securities gains (losses)	1,118	3,750	248	514
Gain on sale of loans	(1,928)	447	(1,279)	2,331
Other	(904)	(25)	(370)	(12)
Total non-interest income	$(1,557)	4,294	(1,376)	2,866

Non-interest expense
Salaries and employee benefits	9,849	9,100	2,421	2,949
Occupancy and equipment	1,625	1,422	439	385
Data processing fees	1,549	1,210	401	300
Professional fees	1,851	2,012	458	481
Other	6,431	3,864	1,099	1,053
Total non-interest expense	21,305	17,608	4,818	5,168

Income before income taxes	(8,985)	12,526	2,707	4,196

Income tax expense	(3,407)	$4,772	1,056	$1,549
Net income	(5,578)	7,754	1,651	2,647
CPP Preferred dividends	(1,546)	—	(375)	—

Net income available to common shareholders	$(7,124)	$7,754	$1,276	$2,647

Earnings per share (EPS):
Basic EPS	$(1.50)	$1.64	$0.27	$0.56
Diluted EPS	(1.50)	1.60	0.27	0.55

Weighted average shares outstanding:
Basic	4,738,638	4,731,204	4,752,753	4,731,696
Diluted	4,738,638	4,852,065	4,752,753	4,852,557

See accompanying notes to consolidated financial statements.

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TNCC Reports Net Income of $1.3 Million for Fourth Quarter

January 19, 2010

TENNESSEE COMMERCE BANCORP, INC.
FINANCIAL HIGHLIGHTS
(Dollars in thousands except ratios and per share amounts)

	2009	2008	% Change
For the Quarter Ending 12/31
Earnings:
Net Interest Income	$13,201	$9,819	34.44%
Non-Interest Income	(1,376)	2,866	-148.01%
Provision for Loan Losses	4,150	3,321	24.96%
Operating Expense	4,968	5,168	-3.87%
Operating Income	2,707	4,196	-35.49%
Applicable Tax	1,056	1,549	-31.83%
Net Income	1,651	2,647	-37.63%
Preferred Dividends	375	-	100.00%
Net Income Available to Common Shareholders	$1,276	$2,647	-51.79%

At December 31
Total Assets	$1,383,432	$1,218,084	13.57%
Net Loans	1,151,388	1,023,271	12.52%
Earning Assets	1,260,066	1,160,099	8.62%
Allowance for Loan Losses	19,913	13,454	48.01%
Deposits	1,242,542	1,069,143	16.22%
Shareholders' Equity	$96,292	$101,747	-5.36%

Total Shares Outstanding	5,646,338	4,731,696	19.33%

Significant Ratios - 4th Quarter
Net Interest Margin	4.18%	3.48%	20.11%
Return on Average Assets	0.38%	0.91%	-58.24%
Return on Average Common Equity	7.94%	13.86%	-42.71%
Efficiency Ratio	42.01%	40.74%	3.12%
Loan Loss Reserve/Loans	1.70%	1.30%	30.77%
Capital/Assets	6.96%	8.35%	-16.65%
Basic Earnings per Share - YTD	$0.27	$0.56	-51.79%
Diluted Earnings per Share - YTD	$0.27	$0.55	-50.91%

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TNCC Reports Net Income of $1.3 Million for Fourth Quarter

January 19, 2010

TENNESSEE COMMERCE BANCORP, INC.
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS
(UNAUDITED)

	Three Months Ended December 31,			Three Months Ended December 31,
	2009			2008
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS

Interest earning assets
Securities (taxable) (1)	$98,979	$1,236	4.92%	$90,019	$1,319	5.75%
Loans (2) (3)	1,153,175	19,866	6.83%	1,024,607	18,976	7.37%
Federal funds sold	1,565	1	0.25%	5,944	12	0.80%
Total interest earning assets	1,253,719	21,103	6.67%	1,120,570	20,307	7.20%

Non-interest earning assets
Cash and due from banks	7,108			4,091
Net fixed assets and equipment	2,026			2,389
Accrued interest and other assets	81,400			34,781

Total assets	$1,344,253			$1,161,831

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest bearing liabilities
Deposits (other than demand)	$1,176,135	$7,406	2.5%	$1,014,656	$9,931	3.89%
Federal funds purchased	2,016	14	2.76%	13,881	63	1.81%
Subordinated debt	33,198	482	5.76%	33,198	494	5.92%
Total interest bearing liabilities	1,211,349	7,902	2.59%	1,061,735	10,488	3.93%

Non-interest bearing liabilities
Non-interest bearing demand deposits	25,903			21,781
Other liabilities	13,662			1,914
Shareholders’ equity	93,339			76,401

Total liabilities and shareholders’ equity	$1,344,253			$1,161,831

Net Interest Spread	4.08%			3.27%

Net Interest Margin	4.18%			3.48%

(1)	Unrealized gain (loss) of $(695) and $(1,172) is excluded from yield calculation for the twelve months ended December 31, 2009 and 2008, respectively.
(2)	Non-accrual loans are included in average loan balances and loan fees of $1,396 and $2,032 are included in interest income for the three months ended December 31, 2009 and 2008, respectively.
(3)	Loans are presented net of allowance for loan loss

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TNCC Reports Net Income of $1.3 Million for Fourth Quarter

January 19, 2010

TENNESSEE COMMERCE BANCORP, INC.
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS
(UNAUDITED)

	Twelve Months Ended December 31,			Twelve Months Ended December 31,
	2009			2008
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS

Interest earning assets
Securities (taxable) (1)	$102,827	$5,235	5.14%	$84,005	$4,717	5.59%
Loans (2) (3)	1,115,993	75,770	6.79%	928,508	71,101	7.66%
Federal funds sold	5,955	13	0.22%	7,374	160	2.17%
Total interest earning assets	1,224,775	81,018	6.62%	1,019,887	75,978	7.45%

Non-interest earning assets
Cash and due from banks	8,452			3,732
Net fixed assets and equipment	2,160			1,918
Accrued interest and other assets	71,818			30,322

Total assets	$1,307,205			$1,055,859

LIABILITIES AND SHAREHOLDERS’ EQUITY

Interest bearing liabilities
Deposits (other than demand)	$1,133,387	$34,213	3.02%	$925,661	$39,271	4.24%
Federal funds purchased	14,467	89	0.62%	10,380	269	2.59%
Subordinated debt	33,198	1,890	5.69%	25,268	1487	5.88%
Total interest bearing liabilities	1,181,052	36,192	3.06%	961,309	41,027	4.27%

Non-interest bearing liabilities
Non-interest bearing demand deposits	24,372			23,870
Other liabilities	6,626			3,749
Shareholders’ equity	95,155			65,070

Total liabilities and shareholders’ equity	$1,307,205			$1,053,998

Net Interest Spread	3.56%			3.18%

Net Interest Margin	3.66%			3.43%

(1)	Unrealized gain (loss) of $(806) and $(318) is excluded from yield calculation for the twelve months ended December 31, 2009 and 2008, respectively.
(2)	Non-accrual loans are included in average loan balances and loan fees of $5,347 and $5,730 are included in interest income for the twelve months ended December 31, 2009 and 2008, respectively.
(3)	Loans are presented net of allowance for loan loss

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TNCC Reports Net Income of $1.3 Million for Fourth Quarter

January 19, 2010

TENNESSEE COMMERCE BANCORP, INC.
LOAN DATA

(amounts in thousands)
	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
LOAN BALANCES BY TYPE:
Commercial and Industrial	$649,475	$637,016	$639,287	$635,943	$589,518
Consumer	3,476	3,421	3,827	3,628	3,572
Real Estate:
Construction	142,109	206,512	216,208	202,034	181,638
1-4 Family	42,425	40,033	37,988	38,257	37,822
Other	259,220	198,653	175,510	172,771	171,150
Total Real Estate	443,754	445,198	429,706	413,062	390,610
Other	74,596	74,070	74,299	51,309	53,025
Total	$1,171,301	$1,159,705	$1,147,119	$1,103,942	$1,036,725

ASSET QUALITY DATA:
Nonaccrual Loans	$19,151	$28,854	$23,332	$24,342	$11,603
Loans 90+ Days Past Due	1,328	1,332	2,240	9,605	18,788
Total Non-Performing Loans	20,479	30,186	25,572	33,947	30,391
Other Real Estate Owned	814	1,254	5,635	5,045	5,764
Total Non-Performing Assets	$21,293	$31,440	$31,207	$38,992	$36,155

Non-Performing Loans to Total Loans	1.7%	2.6%	2.2%	3.1%	2.9%
Non-Performing Assets to Total Loans and OREO	1.8%	2.7%	2.7%	3.5%	3.5%
Allowance for Loan Losses to Non-Performing Loans	97.2%	65.2%	74.1%	45.4%	44.3%
Allowance for Loan Losses to Total Loans	1.7%	1.7%	1.7%	1.4%	1.3%
Loans 30+ Days Past Due to Total Loans	4.5%	3.0%	3.3%	4.9%	4.5%
(loans not included in non-performing loans)
Net Chargeoffs to Average Gross Loans	0.3%	0.4%	0.9%	0.6%	0.2%

NET CHARGEOFFS FOR QUARTER	$3,927	$4,498	$9,611	$6,544	$2,058

Transportation & Other Equipment :
Nonaccrual Loans (included above)	$11,596	$10,486	$2,850	$7,838	$6,952
Loans 90+ Days Past Due (included above)	1,328	1,311	2,240	1,196	2,119
Reposessions	$24,980	$21,262	$16,363	$11,657	$10,363

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TNCC Reports Net Income of $1.3 Million for Fourth Quarter

January 19, 2010

TENNESSEE COMMERCE BANCORP, INC.
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

	2009 Q4	2009 Q3	2009 Q2	2009 Q1	2008 Q4
Total Assets	$1,383,432	$1,335,751	$1,339,539	$1,275,134	$1,218,084
Total Net Loans	1,151,388	1,140,015	1,128,181	1,088,518	1,023,271
Total Deposits	1,242,541	1,202,285	1,203,681	1,095,307	1,069,143
Reserves/ Loans (%)	1.70%	1.70%	1.65%	1.40%	1.30%
Common Equity	66,523	63,163	61,141	68,472	72,200
Tangible Common Equity	66,523	63,163	61,141	68,472	72,200
Net Interest Income	13,201	11,424	10,451	9,840	9,819
Operating Revenue	11,825	12,777	8,890	9,867	12,685
Net Income (Loss) Available
to Common Shareholders	1,276	1,161	(6,901)	(2,660)	2,647
Diluted Earnings (Loss) Per Share	$0.27	$0.25	$(1.46)	$(0.56)	$0.55
ROAA	0.38%	0.34%	-2.13%	-0.86%	0.91%
ROACE	7.94%	7.46%	-42.50%	-15.22%	13.86%
Net Interest Margin	4.18%	3.61%	3.45%	3.39%	3.48%
Tangible Common Equity/ Total Assets	4.81%	4.73%	4.56%	5.37%	5.93%
Total Capital Ratio - Bank	10.63%	10.68%	10.53%	10.61%	11.01%
Total Capital Ratio - Corporation	10.81%	10.59%	10.49%	11.40%	12.42%

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